HARDWARE AND TM SYSTEM USER AGREEMENT


         THIS HARDWARE AND SOFTWARE RENTAL AGREEMENT ("Agreement") is entered into as of the ___ day of May, 1998, by and between Ticketmaster-Las Vegas, a Nevada corporation ("Ticketmaster") and VisitCom, Inc., a Nevada corporation ("User"), with reference to the following facts:

         WHEREAS, User is a tourist targeted multi-medium marketing company that enters into arrangements with persons or entities promoting, producing and/or presenting (collectively, the "Promoters") entertainment event features to be held in the greater Las Vegas, Nevada metropolitan area, in respect of which events (the "Attractions") User has authority to sell tickets to the public.

         WHEREAS, User acts as the agent of said Promoters with respect to the sale and distribution of tickets to the Attractions, and operates various ticket sales offices (collectively, the "Box Offices") located in the Las Vegas area, which Box Offices are listed on Exhibit 1 attached hereto.

         WHEREAS, User desires that Ticketmaster shall rent certain ticketing equipment to User and that Ticketmaster shall provide User with access to the TM System (as defined below), which User shall use in connection with sales of tickets from the Box Offices, and that Ticketmaster will transfer or refer certain callers (as defined below) to User's toll free number, all upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the parties do hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

                  (a) Caller: Persons calling Ticketmaster's call center for Las Vegas area attractions.

                  (b) Facility: Any and all hotels or other venues at which an Attraction is scheduled or presented.

                  (c) Hardware: All of that certain computer hardware, communications equipment, terminals and hook-ups listed with particularity on
Exhibit 1, which is attached hereto and incorporated herein by this reference, or otherwise supplied by Ticketmaster to User at any time during the term of this Agreement.

                  (d) Software: All the computer software, including all upgrades, new releases, new versions and modifications thereto during the term of this Agreement, which User shall have access to in connection with the sale of tickets for the Attractions through the TM System.


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                  (e) Ticket: A printed evidence of the right to occupy space at or to attend an Attraction.

                  (f) Ticket Receipts: The face value of a Ticket, less any amounts due and payable to Ticketmaster pursuant to this Agreement.

         2. Term of Agreement. The term of this Agreement shad begin on the date hereof and shall continue through the third anniversary hereof. Thereafter, the term of this Agreement shall automatically be renewed for a successive two (2) year period, unless either party notifies the other party in writing, not less than ninety (90) nor more than one hundred twenty (120) days prior to the end of the initial term or the then current renewal term, of its intention not to renew this Agreement.

         3.       Exclusive Rights.

                  (a) User hereby retains and authorizes Ticketmaster to act as their exclusive hardware and software supplier for the programming and storage of accounts with respect to Tickets for the Attractions on the automated computerized ticketing system developed by Ticketmaster utilizing telephones and ticket outlets with terminals and ticket printout capabilities linked to a central computer facility ("TM System").

                  (b) It is agreed and understood that neither Ticketmaster nor User will guarantee that any minimum or fixed number of Tickets will be sold, or referrals of Callers will be made, through the TM System with respect to any Attraction. User hereby acknowledges that the travel-related referral services described herein are of an experimental nature for Ticketmaster and Ticketmaster does not represent that it has any experience or expertise in this area. User further acknowledges that the likelihood of success of the travel-related referral services is speculative and Ticketmaster has not made any guarantees in connection therewith. User shall not use the services of any computerized ticketing company or system (other than Ticketmaster) in connection with sales of tickets during the term of this Agreement.

         4. Hardware and Software/Use. During the term of this Agreement, Ticketmaster shall provide to User the Hardware described in Exhibit 1 attached hereto and on-line access to the Software. The Hardware and Software shall at all times be and remain the sole and exclusive property of Ticketmaster, and User shall have no right, title or interest therein or thereto except as a licensed user thereof. User shall use the Hardware in a careful and proper manner and shall comply with and conform to all Federal, state, municipal and other laws, ordinances and regulations in any way relating to the possession, use or maintenance of the Hardware. Neither User, nor its employees, agents, servants or representatives, shall alter, modify, copy or add to the Hardware or Software without the prior written consent of Ticketmaster. Except as may be necessary to prevent damages to or destruction of the Hardware, User will not move the Hardware nor permit such Hardware to be removed from the Box Offices without Ticketmaster consent, which consent shall not be unreasonably withheld, and User shall give Ticketmaster prompt written notice of any attachment or other judicial process affecting any item of Hardware.



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         5. Compensation. In consideration for the license by Ticketmaster of the Hardware and Software to User and Ticketmaster's continuing services to be performed in connection herewith, Ticketmaster shall be entitled to receive the following fees and compensation described below. All such fees are deductible by Ticketmaster on a weekly basis, or monthly basis with respect to fees described in Section 5(c) below, from the settlement of Ticket Receipts pursuant to
Section 12 below, provided that to the extent such fees are not deducted by Ticketmaster, User shall make immediate payment to Ticketmaster upon receipt of an invoice.

                  (a) Ticketmaster's Service Fee: Ticketmaster shall be entitled to receive from User a per Ticket service fee on all Tickets sold (the "Service Fee"). The amount of the Service Fee shall initially be $3.00 per Ticket and shall be automatically increased by $0.25 per Ticket on each anniversary of this Agreement, unless otherwise mutually agreed to by the parties.

                  (b) Credit Card Sales: User may utilize the credit card authorization network ("CCAN") contained within the TM System for Box Office sales of Tickets for Attractions scheduled at any Facility for the fee described below. User shall pay a merchant discount fee to Ticketmaster's merchant bank in an amount equal to 2.25% of the amount of each transaction processed through the CCAN. Ticketmaster's merchant bank shall establish an account in User's name and User's account shall be debited, on a monthly basis, in the amount of the cumulative discount fee for such month. The fee set forth above shall apply only with respect to MasterCard and Visa card transactions. In the event that User desires to process any other credit card transactions through the CCAN and such transactions are acceptable to Ticketmaster, then the fees for such service shall be mutually agreed upon by the parties. The fees set forth herein are subject to automatic adjustment in the event that Ticketmaster's discount fee is increased. User shall be responsible for any and all other amounts charged to Ticketmaster by its bank for processing User's transactions, including, but not limited to, chargebacks, fraudulent credit card use, and additional charges for failure to meet the specific timing or other qualifications of MasterCard or Visa or Ticketmaster's bank, whether or not said charges are due to the acts or omissions of Ticketmaster. User shall, at its own cost, pay for any and all equipment required in order for User to be connected to the CCAN. User hereby agrees to reimburse Ticketmaster the total amount (ticket price and service fees) of any credit card purchase for which Ticketmaster is charged back by a bank for that credit card purchase, unless such chargeback was caused solely by the negligence of Ticketmaster. Ticketmaster reserves the right to bill User for any charge backs incurred with respect to any Attraction up to eighteen months after the performance of the Attraction. Payment must be made upon receipt of such billing. Ticketmaster does not guaran tee the operability of any CCAN equipment and shall not be responsible for performing any maintenance services on such equipment.

                  (c) Travel Agent Services Referral Fee: Ticketmaster shall be entitled to receive from User twenty-five percent (25%) of the gross revenues (including, but not limited to VisitCom's gross hotel room and car rental commissions) received by User from or with respect to each Caller that Ticketmaster transfers or refers to User's toll-free 1-800 telephone number.

                  (d) Telephone Line Charges: Ticketmaster shall be entitled to receive from User $0.13 per each minute of transfer time billed to Ticketmaster



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in connection with telephone calls transferred by Ticketmaster to User's toll-free 1-800 telephone number.

         6. User's Responsibilities. User hereby agrees to perform the following hereunder at User's sole expense:

                  (a) Enter into agreements with the applicable Promoters in connection with all "Las Vegas" style entertainment productions.

                  (b) Ensure that each of the Box Offices is made available and accessible for Ticket pick-up and distribution.

                  (c) Ensure that each of the Box Offices is enabled to accommodate the TM System.

                  (d) Provide sufficient staffing and training to effectively accommodate all incoming telephone calls for the purchase of Tickets.

                  (e) Provide a reasonable allocation of hotel rooms designated for use by Callers.

                  (f) Provide a reasonable allocation of cars designated for rental by Callers.

                  (g) Provide continuous marketing and advertising support concerning the activities described herein in local publications (e.g., Las Vegas High Roller magazine).

                  (h) Establish and maintain a dedicated toll-free 1-800 telephone number to enable Ticketmaster to transfer Callers to User.

                  (i) Provide Ticketmaster with the reports and accountings described in Section 12 below.

         7. Central Computer Facility. Ticketmaster shall, at its sole expense, maintain a central computer facility at such location or locations as it shall deem necessary for the operation of the TM System. The central computer facility will be in operation 16 hours a day during each and every day of the year, and will be adequately staffed to perform all ongoing licensed user assistance, maintenance and repair services required to be performed by Ticketmaster under this Agreement.

         8.       Maintenance and Repairs.

                  (a) Installation costs with respect to the Hardware shall be the responsibility of Ticketmaster. The cost of all telephone line connections between the central computer facility and the Box Offices, and all monthly line costs with respect to the operation of the TM System between the Box Offices and the central computer facility, shall be borne solely by User. Ticketmaster agrees to provide ordinary and routine maintenance and repair of the TM System



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


at the Box Offices at no additional cost to User, provided that such maintenance or repair is not necessitated by the negligence of User, its employees, agents or representatives. Ticketmaster represents and warrants that adequate service and repair personnel on duty at the central computer facility will be available to meet the reasonably anticipated service needs of User from time to time. In the event of any breakdown or malfunction in the operation of the Hardware, or difficulties encountered in connection with access to the Software, User agrees to promptly notify Ticketmaster of any such malfunction to assist Ticketmaster in performing its obligations hereunder. In the event of any emergency, Ticketmaster further agrees to respond to such emergency as quickly as possible to provide User with repair services.

                  (b) Nondurable operational supplies which are used at the Box Offices in connection with the operation of the TM System, consisting of line printer paper and printer ribbons, shall be paid for by User, and User shall be responsible for maintaining adequate supplies thereof to assure continuous operations at the Box Offices.

         9. Limitation of Liability. In the event of any breach of this Agreement by Ticketmaster which may be caused by the malfunction of the Hardware or Software or by Ticketmaster's failure to provide required maintenance service and to keep the TM System in operating condition, the limit of any claim of loss by User shall be no greater than the proven financial loss sustained by virtue of such breach. In no event shall Ticketmaster be liable for incidental or consequential damages for any breach of this Agreement. Occasional short-term interruptions of service which are not unreasonable under comparable industry standards shall not be cause for any liability or claim against Ticketmaster hereunder, nor shall any such occasion render Ticketmaster in default under this Agreement.

         10. Training of Box Office Employees. User shall staff each of the Box Offices with such personnel as is required for the proper operation of the TM System for Ticket sales and distributions. Ticketmaster shall, at its cost, train a sufficient number of User's employees who shall be reasonably necessary for the initial staffing of the Box Offices and for operation of the TM System at the Box Offices and agrees to provide additional training to other employees of User to the extent such training is necessary as a consequence of changes in, or a modification of, the Hardware or Software or in Ticketmaster's method of operation. To the extent of any change in personnel by User in connection with the Box Office sales requiring additional training beyond that initially contemplated hereunder, User agrees to reimburse Ticketmaster for its costs and expenses incurred in connection with such additional training.

         11. Attraction Set-Up. At least seven (7) business days in advance of all Ticket sales, User shall furnish Ticketmaster with all necessary information with respect to the sale of Tickets for all events, including, without limitation, seating layout, Ticket structure, discounts permissible, Ticket header information, color logos, entry information and such other information as is necessary for the proper sale of Tickets. Notwithstanding anything contained herein to the contrary, Ticketmaster shall have no responsibility and User shall indemnify and hold Ticketmaster harmless from and against any and all liabilities, claims, expenses (including reasonable attorneys' fees) or causes of action resulting from the inaccuracy of any information furnished by User pursuant hereto.


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




         12.      Accounting Procedures.

                  (a) Sale of Tickets: User agrees to produce and sell Tickets to all Attractions, collect the proceeds from such sales and remit all such funds collected to Ticketmaster in accordance with the provisions of this Agreement.

                  (b) Ticket Stock: Ticketmaster shall furnish User with blank tickets for the first two (2) to three (3) months of the term hereof, until User commences use of its own custom ticket stock. User shall be responsible for the security of the ticket stock and risk of loss of the ticket stock shall shift to User upon the delivery of ticket stock to User or User's authorized representative, agent or employee. User shall make an accounting to Ticketmaster for all unused ticket stock upon Ticketmaster's request, and Ticketmaster shall have the right to inspect User's inventory of ticket stock during the normal business hours of each Box Office as Ticketmaster deems necessary; provided, however, the inspection shall not be conducted in a manner or during a time that unreasonably interrupts User's sales of Tickets. User shall return to Ticketmaster all Tickets which are returned to or voided on the TM System or are canceled, defaced, mutilated or otherwise rendered unsalable. User shall be responsible for any and all damages arising out of or resulting from missing or unaccounted for Tickets, including, but not limited to, costs of ticket stock, printing, and the face value of any such Tickets, if the face value is known, or $2.00 per Ticket, if the face value is not known.

                  (c) Ticket Receipts: All receipts and proceeds from the sale of Tickets shall remain the property of Ticketmaster, shall be segregated from User's other assets and shall be held in trust by User on behalf of Ticketmaster. User shall have no right, title or interest in or to the Ticket proceeds or receipts. User shall deposit all proceeds twice weekly in an account to be designated by Ticketmaster, in accordance with the terms of the Section 11(d) below. User shall not use any receipts or proceeds from the sale of Tickets as its own property, or in the form of loans to itself, or as collateral for loans from third parties to itself or otherwise, and such funds shall not be subject to assignment or alienation by User or to the claims of creditors of User. User acknowledges and agrees that its obligations to remit and pay to Ticketmaster all receipts or monies due from sold or unaccounted for Tickets, and the rights of Ticketmaster in and to such remittance and payment, shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, or present or future claims which User may have against Ticketmaster, or against any person for any reason whatsoever.

                  (d) User's Payment Schedule: User shall make a daily accounting for Ticket sales and unaccounted for Tickets based on computer, cash, credit card and related sales reports for each Box Office. User shall remit to and pay Ticketmaster in cash the aggregate amount for all Ticket sales, plus the service fees for all such Ticket sales pursuant to Section 5, plus the aggregate amount due for unaccounted for Tickets calculated pursuant to Section 11(b) on the due dates as follows: on Tuesday of each week, User shall remit to and pay Ticketmaster for sales generated on Thursday, Friday, Saturday and Sunday of the preceding week; and on Thursday of each week, User shall pay Ticketmaster for



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sales generated on Monday, Tuesday and Wednesday of that same week.
Notwithstanding anything to the contrary above, in the event that User is holding the sum of $100,000.00 dollars or more in Ticket Receipts at all Box Offices, it shall immediately wire transfer all its Ticket Receipts to Ticketmaster no later than the next business day. Remittances by User are to be made to Ticketmaster agency account number 4600-170104 at Wells Fargo Bank, Los Angeles by 11:00 a.m. on the days specified above. (e) Settlement: From the gross ticket proceeds received from User pursuant to Section 11(d) above, Ticketmaster shall first deduct and retain all monies Ticketmaster is entitled to receive under this Agreement. Thereafter, on Friday of each week: 1) Ticketmaster shall then deduct User's commissions to the extent designated by User to Ticketmaster in advance in writing; and 2) Ticketmaster shall remit payment of the remaining net Ticket Receipts for TM System Ticket sales to each Facility, as designated by User, with respect to which Attractions occurred during Monday through Sunday of the week preceding such payment date. Each weekly payment shall be accompanied by a written accounting. Such payments by Ticketmaster shall constitute full performance by Ticketmaster of its obligation to make such settlement payments to User, the Facility, or to any person whatsoever. User agrees to maintain complete and accurate books and records with respect to the activities conducted in connection with this Agreement. In connection with each deduction or payment referenced in Section 5(c) above, User shall provide to Ticketmaster a written accounting, in a form to be reasonably approved by Ticketmaster, detailing the gross revenues received by User from each Caller transferred by Ticketmaster to User, the commissions due and payable to Ticketmaster in respect of each such Caller, and such other information as Ticketmaster may reasonably request. Ticketmaster shall have the right, during normal business hours and upon reasonable notice, to inspect and make copies of User's books and records with respect to the activities conducted in connection with this Agreement as Ticketmaster deems necessary to assure compliance with the terms of this Agreement. User agrees that Ticketmaster shall have no responsibility or liability for refunds to consumers in any manner whatsoever.

         13.      Representations and Warranties.

                  (a) Each party is a corporation duly organized and in good standing under the laws of the state of Nevada and has adequate power to enter into and perform this Agreement.

                  (b) This Agreement has been duly authorized, executed and delivered by each party and constitutes the valid, legal and binding agreement of such party, enforceable in accord ance with its terms.

                  (c) The entering into and performance of this Agreement will not result in any breach of, or constitute a default under, any other agreement to which User is a party, including, without limitation thereby, any agreement for the sale or other disposition of tickets.

                  (d) User has the sole and exclusive right and authority to act as the agent of each Facility and/or Promoter, as applicable, for the purposes set forth herein and has a contrac tual right to establish and maintain a Ticket pickup and distribution center at each of the Box Offices.



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                  (e) There is no existing exclusive agreement or arrangement between User or any applicable Promoter or Facility and any third party with respect to the sale of Tickets to Attractions, and no future agreement between User and any third party shall contain any provision inconsistent with any provision of this Agreement.

                  (f) User has obtained all necessary licenses, permits, agreements, clearances and consents required for User and Ticketmaster to perform their respective services under this Agreement and the terms of this Agreement are in accordance with all applicable federal, state and local laws, rules and regulations.

         14. Disclaimer. ALL IMPLIED WARRANTIES EXISTING BY OPERATION OF LAW, INCLUDING SPECIFICALLY ANY IMPLIED WARRANTIES OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY DISCLAIMED AND NEGATED BY THE EXPRESS WARRANTIES PROVIDED HEREIN.

         15. Default by User. The occurrence of any of the following events, continued for 30 days after receipt by User of written notice thereof and its failure to cure the same shall, at Ticketmaster option, constitute an Event of Default hereunder and operate to terminate this Agreement and User's right to the use of the TM System and possession of the Hardware and Software:

                  (a) The nonpayment by User of any sum required hereunder to be paid by User;

                  (b) the default by User under any material term, covenant or condition of this Agreement, or breach by User of any material representation or warranty contained herein;

                  (c) any affirmative act of insolvency by Use:, whether voluntary or involuntary, or the filing by User, or any third person against User, of any petition or action under any bankruptcy, reorganization, insolvency or moratorium law or any other law or laws for the relief of, or relating to, debtors; provided, however, that no such act shall constitute an Event of Default unless and until User shall be unable to meet its obligations to Ticketmaster under the terms of this Agreement; and

                  (d) the exposure of a substantial part User's property or any part of the Hard ware to any levy, seizure, assignment or sale or by a creditor or governmental agency.

         Upon the happening of any of the foregoing Events of Default, (i) User shall, without demand, forthwith pay to Ticketmaster all amounts due and owing pursuant hereto, and (ii) Ticketmaster may, without notice to or demand upon User, disconnect all Hardware and terminate access to the Software and related services from the central computer facility, take immediate possession of the Hardware wherever the same may be located without demand, notice or court order, and terminate this Agreement.

         No remedy referred to in this Section is intended to be exclusive, but


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each shall be cumulative and in addition to any other remedy above or otherwise available to Ticketmaster at law or in equity.

         16. Loss and Damage. User hereby assumes and shall bear the entire risk of loss and damage to the Hardware, ordinary wear and tear excepted, whether or not insured against, once installed, unless occasioned by the negligence of Ticketmaster, from any and every cause whatsoever from the date of installation at the Box Office until removal thereof following termination of this Agreement. No such loss or damage to the Hardware shall impair any obligation of User under this Agreement.

         17.      Insurance.

                  (a) User shall, at its own expense, provide and maintain at all times during the term hereof insurance to protect the Hardware against loss caused by fire (with extended coverage), vandalism, malicious mischief, theft, or any other cause in an amount equal to the full replacement value of the Hardware. Should User become unable to provide or maintain such insurance coverage, User shall promptly notify Ticketmaster in writing prior to the expiration of any such coverage, and thereafter, Ticketmaster shall have the right, but shall not be obligated, to provide insurance coverage for the occurrences specified above and charge User the costs of such insurance coverage.

                  (b) User shall provide, at their sole expense, any and all other forms of insurance, including, but not limited to, public liability and property damage insurance, required for their protection and the protection of Ticketmaster. User shall indemnify and hold Ticket master harmless from and against any and all risks, claims, expenses (including reasonable attorneys' fees) or causes of action arising from User's use, possession or operation of the Hardware, except to the extent of damage caused by the negligence of Ticketmaster in the repair or maintenance of the Hardware.

         18.      Miscellaneous.

                  (a) Taxes: User shall keep the Hardware free and clear of all levies, liens and encumbrances.

                  (b) Surrender of Hardware: Upon the expiration or termination of this Agreement, Principal shall return the Hardware to Ticketmaster in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted.

                  (c) Assignment and Sublease: Without the prior written consent of Ticket master, User shall not (a) assign, transfer, pledge or hypothecate its rights in this Agreement or any interest therein, or (b) permit the Hardware or any part thereof to be used, or access to the Software or any part thereof to be had, by anyone other than User or User's authorized em ployees. Any such assignment shall not relieve User of any of its obligations hereunder. Any assignment, transfer, pledge or hypothecation for which consent is required hereby and which is made without such consent shall be void.


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




                  (d) Indemnity: User shall indemnify Ticketmaster against, and hold Ticketmaster harmless from, any and all claims, actions, damages, expenses (including court costs and reasonable attorney's fees), obligations, losses, liabilities and liens, imposed on, incurred by or asserted against, Ticketmaster, its successors or assigns, or any joint venturer in Ticketmaster, occurring as a result of User's management, operation or use of the Hardware, Software, the TM System, the C.C.A.N. (including but not limited to monies transferred to incorrect accounts or damages resulting from such transfers, except to the extent of any willful misconduct by Ticketmaster) or as a result of, or in connection with, any breach by User of this Agreement.

                  (e) No Joint Venture: The relationship of Ticketmaster and User hereunder shall in no way be construed to create a joint venture or partnership, or to constitute Ticketmaster as an agent or employee of User for any purpose other than as set forth herein.

                  (f) Restrictive Covenant: User recognizes and acknowledges that the TM System as it now exists, including the Hardware and Software associated with the TM System and all improvements in the state of the art relative thereto, represents a valuable, special and unique asset of Ticketmaster. User consents and agrees that it will not, during or after the term of this Agreement, disclose any information, design specifications, programs, listings, documen tation or other supporting or related materials or information of any nature or description whatsoever relating to the TM System, the Hardware or the Software, or applications, adaptations and modifications thereof, whether now existing or developed in the future, to any person, firm, corporation, association or entity for any reason or purpose whatsoever; provided, however, that this covenant shall not apply with respect to any information which becomes a matter of general knowledge within the public domain or if User is obligated to disclose same by reason of any court order, rule or regulation applicable to the conduct of its business. User does further agree and acknowledge that any remedy at law for any breach or threatened breach of the provisions of this Section and the covenants set forth herein will be inadequate and, accordingly, User grants to Ticketmaster the right and entitlement to seek injunctive relief for any such breach or threatened breach of the provisions and covenants herein in addition to, and not in limitation of, any and all other remedies at law or in equity otherwise available to Ticketmaster. The expiration or termination of this Agreement by either party shall not terminate the continuing confidentiality obligations imposed on User by the terms of this Agreement.

                  (g) Notices: Any notice required or permitted to be given by the provisions hereof shall be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at the address indicated under said party's signature (or at such other address as such party shall specify to the other party in writing) or, if sent by registered or certified mail, on the third business day after the date on which it is mailed to such party at said address. Unless specifically stated to the contrary herein, all notices required under this Agreement must be in writing.

                  (h) Attorney's Fees: In the event of any action at law or suit in equity in relation to this Agreement, the prevailing party shall be entitled



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to a reasonable sum for its attorneys' fees.

                  (i) Applicable Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada. Each party agrees that this Agreement, and each of its terms and provisions, may be enforced against any party hereto in any court of competent jurisdiction within the State of Nevada, and each party hereto fully consents to and submits to the personal jurisdiction of the State of Nevada for that purpose.

                  (j) Facility Agreements: In the event that any Attraction is held at a Facility with which Ticketmaster now has, or may, at the time of the Attraction, have a ticket service agreement, then, if such ticket agreement covers the Attraction, this Agreement shall be superseded by such ticket service agreement and shall not apply to such Attraction.

                  (k) Entire Agreement: This written Agreement and the Exhibit hereto constitutes the sole and only agreement of the parties relating to the matters covered hereby. Any prior or contemporaneous agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect. This Agreement supersedes any and all exiting contracts and agreements by the parties with respect to the subject matter covered herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

TICKETMASTER-LAS VEGAS, INC.,                  VISITCOM, INC.,
a Nevada corporation                           a Nevada corporation


By:___________________________                 By:___________________________

Title:__________________________               Title:__________________________

c/o Ticketmaster Ticketing Co., Inc.           3540 W. Sahara Avenue
3701 Wilshire Blvd., 7th Floor                 P.O. Box 164
Los Angeles, CA 90010                          Las Vegas, NV 90102
Attn: Timothy J. Wood                          Attn: Gregory P. Wells
(213) 381-2000                                (702) 648-7709


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